Exhibit 2.2

Form 35 (Rules 8-4(1), 13-1(3) and 17-1(2))

No. S-149898
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF A PROPOSED ARRANGEMENT AMONG RESPECT YOUR UNIVERSE, INC.,
RESPECT YOUR UNIVERSE (BC), INC. and THE SHAREHOLDERS
OF RESPECT YOUR UNIVERSE (BC), INC. and THE SHAREHOLDERS
OF RESPECT YOUR UNIVERSE, INC.

RESPECT YOUR UNIVERSE (BC), INC., A COMPANY GOVERNED BY
THE LAWS OF BRITISH COLUMBIA AND RESPECT YOUR UNIVERSE, INC.,
A COMPANY GOVERNED BY THE LAWS OF NEVADA

PETITIONERS

ORDER MADE AFTER APPLICATION

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BEFORE	) THE HONOURABLE JUSTICE BOWDEN )	02/Feb/2015
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ON THE APPLICATION of the Petitioners, Respect Your Universe (BC), Inc., a company governed by the laws of British Columbia ("RYU Canada") and Respect Your Universe, Inc., a company governed  by the  laws of Nevada ("RYU"), coming  on  for  hearing at Vancouver,  B.C.  on 02/Feb/2015 and on hearing Lucya Kowalewski, counsel for the Petitioners, for a final order pursuant to Section 291 of the Business Corporations Act ("BCBCA"), and upon reading the materials and pleadings filed herein, and upon being advised that it is the intention of the Petitioners to rely on Section 3 (a)(10) of the United States Securities Act of 1933, as amended (the "1933 Act"), and that the declaration of the fairness, and the approval, of the Arrangement contemplated in the Plan of Arrangement by this Honourable Court will serve as a basis for an exemption from the registration requirement set out in the 1933 Act for the distributions of securities contemplated in connection with the Arrangement;

THIS COURT ORDERS that:

1.                       Pursuant to the provisions of Section291 (4) (c) of the BCBCA, the Arrangement, as described in the Plan of Arrangement annexed to this Final Order Made After Application as Schedule  "A",  including the terms and conditions thereof, and the exchange of securities contemplated therein, is an arrangement, and, based on the opinion of Evans & Evans, DECLARES that the Plan of Arrangement is substantively and procedurally fair and reasonable to the security holders of each of the Petitioners.

2.                      The Arrangement, as described in the Plan of Arrangement annexed to this Final Order Made After Application as Schedule "A", shall be and is hereby approved pursuant to the provisions of Section 291(4)(a) of the BCBCA.

3.                      The Petitioners shall be entitled, at any time, to seek leave to vary this Final Order Made After Application, to seek advice and direction of this Honourable Court as to the implementation of this Order Made After Application or to apply for such further order or orders as may be appropriate.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

SCHEDULE "A"

Exhibit 1
TO THE ARRANGEMENT AGREEMENT

PLAN OF ARRANGEMENT UNDER SECTION 288
OF THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT

PLAN OF SHARE EXCHANGE UNDER
NEVADA REVISED STATUTES 92A0190

1.	INTERPRETATION

1.1	Definitions

In this Arrangement, unless there is something in the subject matter or context inconsistent therewith:

1.1.1	“Arrangement” means the arrangement proposed under the provisions of section 288 of the BCA on the terms set out in this Plan of Arrangement.

1.1.2
“Arrangement and Exchange Agreement” means the agreement, dated as of December 4, 2014 between RYU and RYU Canada to which this Plan of Arrangement/Exchange is attached as Exhibit 1, as the same may be amended from time to time.

1.1.3	“BCA” means the British Columbia Business Corporations Act, as amended from time to time.

1.1.4	“Common Share” means the common shares without par value in the capital of RYU.

1.1.5	“Court” means the Supreme Court of British Columbia.

1.1.6	“Director” means the Director appointed under section 260 of the BCA.

1.1.7	“Effective Date” means the date the Plan of Arrangement/Exchange becomes effective, as determined by the board of directors of RYU

1.1.8	“Exchange” means the TSX Venture Exchange.

1.1.9	“Final Order” means the final order of the Court approving the Arrangement pursuant to the BCA.

1.1.10
“holder”, when not qualified by the adjective “registered”, means the person entitled to a share hereunder whether or not registered or entitled to be registered in respect thereof in the register of Shareholders of RYU or RYU Canada, as the case may be.

1.1.11
“Interim Order” means the interim order to be obtained from the Court, providing for a special meeting of the Common Shareholders to consider and approve the Arrangement and for certain other procedural matters as well as for the issue of a notice of application for the Final Order.

1.1.12	“ITA” means the Income Tax Act (Canada), as amended, and the regulations thereunder.

1.1.13	“NRS” means the Nevada Revised Statutes.

1.1.14	“Plan of Arrangement/Exchange” means this plan of arrangement and plan of share exchange, as it may be amended from time to time in accordance with section 5.1 of the Arrangement Agreement.

1.1.15	“Shareholders” means those persons who, as at the close of business on the Effective Date, are registered holders of Common Shares.

1.1.16	“RYU” means Respect Your Universe, Inc., a corporation incorporated under the NRS.

1.1.17	“RYU Canada” means Respect Your Universe (BC), Inc., a private company incorporated under the BCA.

1.1.18	“RYU Canada Common Share” means the common shares without par value which RYU Canada is authorized to issue.

1.1.19	“Transfer Agent” means Computershare Investor Services Inc.

1.2	Headings

The division of this Plan of Arrangement/Exchange into articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement/Exchange. The terms “this Plan of Arrangement/Exchange”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or other part hereof. Unless something in the subject matter or context is inconsistent therewith, all references herein to articles, sections, subsections and paragraphs are to articles, sections, subsections and paragraphs of this Plan of Arrangement/Exchange.

1.3	Extended Meanings

In this Plan of Arrangement/Exchange, words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and words importing persons shall include individuals, partnerships, associations, firms, trusts, unincorporated organizations and corporations.

1.4	Currency

All references to currency herein are to lawful money of Canada unless otherwise specified herein.

2.	ARRANGEMENT AND EXCHANGE AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement/Exchange is made pursuant to the provision of the Arrangement and Exchange Agreement.

3.	SUMMARY OF THE ARRANGEMENT AND EXCHANGE

3.1	Summary

3.1.1	This Arrangement and Share Exchange is being effected as an arrangement pursuant to Section 288 of the BCA and plan of share exchange pursuant NRS 92A.190.

3.1.2	All holders of Common Shares, except for dissenting holders of Common Shares, will exchange each Common Share for one RYU Canada Common Share.

3.1.3	Shareholders may dissent in relation to the resolution to approve the Arrangement and Share Exchange pursuant to the provisions of the Interim Order and sections 300 to 500 of the NRS.

3.1.4	The exchange of Common Shares for RYU Canada Common Shares will occur on the Effective Date as set out herein.

4.	THE ARRANGEMENT/EXCHANGE

4.1	The Arrangement/Exchange

On the Effective Date, the following will occur and be deemed to occur in the following order without further act or formality notwithstanding anything contained in the provisions attaching to any of the securities of RYU or of RYU Canada, but subject to the provisions of Article 5:

4.1.1
Each issued and outstanding Common Share, except those referred to in section 5.1, will be exchanged for one RYU Canada Common Share. In connection with such exchange, each Shareholder will cease to be the holder of the Common Shares so exchanged and will become the holder of RYU Canada Common Shares issued to such Shareholder. The name of such Shareholder will be removed from the register of holders of Common Shares with respect to the Common Shares so exchanged and will be added to the registers of the holders of RYU Canada Common as the holder of the number of RYU Canada Common Shares, respectively, so issued to such Shareholder.

4.1.2	The Common Shares exchanged for RYU Canada Common Shares pursuant to section 4.1.1 will be cancelled.

4.1.3	The RYU Canada Common Share issued to RYU will be cancelled.

5.	RIGHT TO DISSENT

5.1	Right to Dissent

A Shareholder may exercise dissent rights (“Dissent Rights”) conferred by the Interim Order in connection with the Arrangement and Share Exchange in the manner set out in the NRS. Without limiting the generality of the foregoing, Shareholders who duly exercise such Dissent Rights will be deemed to have transferred such Common Shares, as of the Effective Date, without any further act or formality, to the Company in consideration of their entitlement to be paid the fair value of the Common Shares under the Dissent Rights.

6.	CERTIFICATES

6.1	Entitlement to Share Certificates

As soon as practicable after the Effective Date, RYU Canada will cause the Transfer Agent to deliver instructions on how RYU shareholders may obtain share certificates representing the RYU Canada Common Shares to the holders of the Common Shares following the Arrangement and Share Exchange.

6.2	Use of Postal Services

Any certificate which any person is entitled to receive in accordance with this Plan of Arrangement/Exchange will (unless the Transfer Agent has received instructions to the contrary from or on behalf of such person prior to the Effective Date) be forwarded by first class mail, postage prepaid, or in the case of postal disruption in Canada, by such other means as the Transfer Agent may deem prudent.